Exhibit 99.1

Towers Watson Reports Record Second Quarter Earnings

  Revenues increased 8% over prior year second quarter (11% constant currency)
  EBITDA Margin increased to 22.0%, from 19.4% for the prior year second quarter
  Adjusted Diluted Earnings per Share of $1.73, up 24% over prior year second quarter
  Diluted Earnings per Share of $1.57, up 30% over prior year second quarter
  Increases Expected Fiscal Year 2015 Adjusted EPS Range to $5.90 to $6.00
  Maintains Expected Fiscal Year 2015 Revenues of around $3.6 billion

ARLINGTON, Va.--(BUSINESS WIRE)--February 5, 2015--Towers Watson (NYSE, NASDAQ: TW), a leading global professional services company, today announced financial results for the second quarter of fiscal year 2015, which ended December 31, 2014.

Total revenues were $958 million for the quarter, an increase of 8% (11% constant currency) from $888 million for the second quarter of fiscal 2014. On an organic basis, which excludes the impact of changes in foreign currency exchange rates, acquisitions and divestitures, revenues increased 11% from the prior-year second quarter.

EBITDA for the second quarter of fiscal 2015 was $211 million, or 22.0% of revenues, versus Adjusted EBITDA of $172 million, or 19.4% of revenues, for the prior-year second quarter.

Income from continuing operations for the second quarter of fiscal 2015 was $110 million, an increase from $90 million from the prior-year second quarter. For the quarter, diluted earnings per share from continuing operations were $1.57, and adjusted diluted earnings per share from continuing operations were $1.73. The tax rate for the quarter for continuing operations was 33%.

“We are very pleased that the strong growth we experienced in the first quarter continued to gain momentum in the second quarter. Bulk lump sum projects and healthcare consulting drove revenue growth in the Benefits segment. Talent and Rewards delivered its strongest quarter in three years, and Exchange Solutions continued to exceed expectations, measured by both the financial results delivered, and with the quality of the annual enrollment process” said John Haley, Towers Watson’s chief executive officer. “We far surpassed participant satisfaction goals for the more than two million employees we enrolled in our health and welfare administration platforms, had the strongest retiree satisfaction ratings in our history, and the feedback from our clients and employees has been extremely positive regarding their enrollment experiences on the active exchange.”

Second Quarter Company Highlights

Benefits

For the quarter, the Benefits segment had revenues of $488 million, an increase of 7% (10% increase constant currency) from $457 million in the prior-year second quarter. Constant currency revenues increased in all lines of business and across all regions. Retirement had high-single digit constant currency revenue growth, due to an increase of bulk lump sum work and an increase in general project activity in the Americas region. Legislative change work helped drive growth in EMEA. Health and Group Benefits had low-double digit constant currency revenue growth driven by new plan management work. Technology and Administration Solutions had constant currency revenue growth in the mid-teens, due to bulk lump sum and increased pension administration projects across all regions. The Benefits segment had a Net Operating Income (“NOI”) margin of 36% in the second quarter of fiscal 2015.

Risk and Financial Services

For the quarter, the Risk and Financial Services segment had revenues of $154 million, a decrease of 4% (1% decrease constant currency) from $161 million in the prior-year second quarter. Risk Consulting and Software had constant currency revenue growth of low-single digits. Investment constant currency revenue decreased by mid-single digits, due to softness in the EMEA region. The Risk and Financial Services segment had an NOI margin of 27% in the second quarter of fiscal 2015.

Talent and Rewards

For the quarter, the Talent and Rewards segment had revenues of $184 million, an increase of 8% (11% increase constant currency) from $170 million in the prior-year second quarter. Constant currency revenues increased in all lines of business and across all regions. Executive Compensation constant currency revenues increased by mid-single digits, due to increased M&A activity in the Americas and EMEA regions. Rewards, Talent and Communication had constant currency revenue growth in the mid-teens, with revenue growth in all regions, primarily driven by seasonal benefit enrollment work in the U.S. and M&A activity in EMEA. Data, Surveys and Technology had low-double digit constant currency revenue growth, due to the timing of survey delivery and strong demand for HR technology projects. The Talent and Rewards segment had an NOI margin of 37% in the second quarter of fiscal 2015. The first half of the fiscal year typically has stronger margins due to the seasonality of the business.

Exchange Solutions

For the quarter, the Exchange Solutions segment had revenues of $94 million, an increase of 42% (42% increase constant currency) from $66 million in the prior-year second quarter. Retiree and Access Exchanges revenue increased by mid-50% as a result of a growing client portfolio. Health and Welfare Administration and OneExchange Active, a small and developing business, revenues posted strong growth due to new client work and special projects. The Exchange Solutions segment had an NOI margin of 13% in the second quarter of fiscal 2015. The second half of the fiscal year is seasonally stronger due to the timing of enrollments.

Outlook for Fiscal 2015

This guidance reflects the recent strengthening of the U.S. dollar.

For fiscal 2015, the company continues to expect to report revenues of around $3.6 billion and is increasing expected adjusted diluted earnings per share to the range of $5.90 to $6.00. This guidance assumes an average exchange rate of 1.56 U.S. dollars to the British Pound and 1.20 U.S. dollars to the Euro for fiscal 2015.

For the third quarter of fiscal 2015, the company expects to report revenues in the range of $890 million to $900 million, reflecting constant currency revenue growth in the mid-single digits, and adjusted diluted earnings per share in the range of $1.46 to $1.51.

Conference Call

The company will host a live webcast and conference call to discuss the financial results for the second quarter of fiscal 2015. It will be held on Thursday, February 5, 2015, beginning at 9:00 a.m. Eastern Time, and can be accessed via the Internet at www.towerswatson.com. The replay of the call will be available shortly after the live call for a period of three months. A telephonic replay of the call will also be available through February 6, 2015 at 404-537-3406, conference ID 64578329.

About Towers Watson

Towers Watson is a leading global professional services company that helps organizations improve performance through effective people, risk and financial management. With 15,000 associates around the world, the company offers consulting, technology and solutions in the areas of benefits, talent management, rewards, and risk and capital management. Learn more at towerswatson.com.

Non-U.S. GAAP Measures

In order to assist readers of our financial statements in understanding the core operating results that the Company’s management uses to evaluate the business and for financial planning, we present the following non-U.S. GAAP measures: (1) Adjusted EBITDA, (2) Adjusted Diluted Earnings Per Share from continuing operations, (3) Adjusted income from continuing operations and (4) Free Cash Flow. The Company believes these measures are relevant and provide useful information widely used by analysts, investors and other interested parties in our industry to provide a baseline for evaluating and comparing our operating results.

We consider Adjusted EBITDA and Adjusted Diluted Earnings Per Share from continuing operations to be important financial measures, which we use to internally evaluate and assess our core operations, and benchmark our operating results against our competitors. We use Adjusted EBITDA to evaluate and measure awards made under our performance-based compensation plans. Adjusted EBITDA and Adjusted Diluted Earnings Per Share are important in illustrating what our operating results would have been had we not incurred these acquisition-related expenses. Adjusted Income from continuing operations is used solely for the purpose of calculating Adjusted diluted earnings per share. Free Cash Flow is used to evaluate our core operating performance.

The Company’s non-U.S. GAAP measures and their accompanying definitions are presented as follows:

  Adjusted EBITDA – net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, provision for income taxes, interest, net, depreciation and amortization, transaction and integration expenses, and other non-operating income excluding income from variable interest entity.
  Adjusted diluted earnings per share - Adjusted Income from continuing operations divided by the weighted average shares of common stock, diluted.
  Adjusted income from continuing operations – net income (attributable to common stockholders) adjusted for discontinued operations, net of tax, and adjusted for certain tax-effected merger and acquisition related items of amortization of intangible assets and transaction and integration expenses.
  Free Cash Flow - Cash Flows from Operating Activities less cash used for Fixed Assets and Software for Internal Use, each of which is presented on the GAAP Consolidated Statements of Cash Flows.

These non-U.S. GAAP measures are not defined in the same manner by all companies and may not be comparable to other similarly titled measures of other companies. Non-U.S. GAAP measures should be considered in addition to, and not as a substitute for, the information contained within our financial statements.

Reconciliation of Net income (attributable to common stockholders) to Adjusted EBITDA, Net income (attributable to common stockholders) to Adjusted income from continuing operations, Diluted earnings per share from continuing operations to Adjusted Diluted Earnings Per Share from continuing operations and Free Cash Flow are included in the accompanying tables and supplemental slides to today’s press release.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements and other forward-looking statements in this document by words such as “may”, “will”, “would”, “expect”, “anticipate”, “believe”, “estimate”, “plan”, “intend”, “continue”, or similar words, expressions or the negative of such terms or other comparable terminology. Such statements are based upon the current beliefs and expectations of Towers Watson's management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements.

The following factors, among others, could cause actual results to differ from those set forth in the forward-looking statements: a decline in client demand (for example, resulting from the reduced use of defined benefit plans); the risk of a disclosure breach of company or client data; the risk of translation exposure impacting our results, arising from foreign currency exchange and interest rate fluctuations and volatility; the ability to successfully make suitable acquisitions and divestitures; the risk that the acquisitions of Extend Health and Liazon are not profitable or are not otherwise successfully integrated; our ability to protect client data and our information systems; the risk that potential changes in federal and state health care regulations, or future interpretation of existing regulations, may have a material adverse impact on our business; the risk that our Exchange Solutions or OneExchange businesses fail to maintain good relationships with insurance carriers, become dependent upon a limited number of insurance carriers or fail to develop new insurance carrier relationships; the risk that changes and developments in the health insurance system in the United States could harm our business; our ability to respond to rapid technological changes; the ability to recruit and retain qualified employees and to retain client relationships; and the risk that a significant or prolonged economic downturn could have a material adverse effect on Towers Watson's business, financial condition and results of operations. Additional risks and factors are identified under “Risk Factors” in Towers Watson’s most recent Annual Report on Form 10-K filed with the SEC.

You should not rely upon forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Towers Watson does not undertake an obligation to update any of the forward-looking information included in this document, whether as a result of new information, future events, changed expectations or otherwise.

TOWERS WATSON & CO.
Supplemental Segment Information
(In Thousands of U.S. Dollars)
(Unaudited)

Segment Revenue

	Revenue for the Three
	Months Ended December 31,		% Change	Currency	Acquisitions	% Change
	2014	2013	GAAP	Impact	Divestitures	Organic

Benefits*	$488,453	$456,840	7%	(3)%	0%	10%
Risk & Financial Services	154,278	161,178	(4)%	(3)%	0% %	(1)%
Talent & Rewards	183,973	170,323	8%	(3)%	0%	11%
Exchange Solutions*	93,924	66,233	42%	0%	3%	39%
Reportable Segments	$920,628	$854,574

*FY14 recast to reflect Exchange Solutions Segment expansion

	Revenue for the Six
	Months Ended December 31,		% Change	Currency	Acquisitions	% Change
	2014	2013	GAAP	Impact	Divestitures	Organic

Benefits*	$954,040	$888,095	7%	(1)%	0%	8%
Risk & Financial Services	302,304	302,961	0%	0%	0%	0%
Talent & Rewards	337,267	323,892	4%	(2)%	0%	6%
Exchange Solutions*	180,206	127,397	41%	0%	3%	38%
Reportable Segments	$1,773,817	$1,642,345

*FY14 recast to reflect Exchange Solutions Segment expansion

Reconciliation of Reportable Segment Revenues to Consolidated Revenues

		Three Months Ended December 31,		Six Months Ended December 31,
		2014	2013	2014	2013

Reportable Segments		$920,628	$854,574	$1,773,817	$1,642,345
Reimbursable Expenses and Other		37,294	33,581	62,212	55,749
Consolidated Revenues		$957,922	$888,155	$1,836,029	$1,698,094

Segment Net Operating Income

		Three Months Ended December 31,		Six Months Ended December 31,
		2014	2013	2014	2013

Benefits*		$175,023	$138,101	$330,782	$267,639
Risk & Financial Services		41,744	34,442	77,305	56,929
Talent & Rewards		67,568	53,096	104,411	97,160
Exchange Solutions*		12,462	3,025	26,474	17,481
Reportable Segments		$296,797	$228,664	$538,972	$439,209

*FY14 recast to reflect Exchange Solutions Segment expansion

Reconciliation of Reportable Segment Net Operating Income to Income from Operations

		Three Months Ended December 31,		Six Months Ended December 31,
		2014	2013	2014	2013

Reportable Segments		$296,797	$228,664	$538,972	$439,209
Differences in Allocation Methods		11,672	6,869	27,384	16,855
Amortization of Intangible Assets		(17,279)	(18,691)	(34,816)	(37,583)
Transaction and Integration Expenses		-	(808)	-	(808)
Stock-Based Compensation		(5,738)	(1,782)	(11,290)	(5,345)
Discretionary Compensation		(111,015)	(74,085)	(203,379)	(150,207)
Payroll Tax on Discretionary Compensation		(6,327)	(4,075)	(11,846)	(8,643)
Other, net		(1,100)	(7,666)	(12,017)	(22,631)
Income from Operations		$167,010	$128,426	$293,008	$230,847

TOWERS WATSON & CO.
Reconciliation of Non-GAAP Measures
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months Ended December 31,				Six Months Ended December 31,
	2014		2013		2014		2013

Net Income (attributable to common stockholders)	$110,176		$86,188		$191,734		$174,402
Less: (Loss) income from Discontinued Operations, net of tax	-		(403)		-		2,041
Income from Continuing Operations (attributable to common stockholders)	110,176		86,591		191,734		172,361
Adjusted for certain acquisition related items:
Amortization of intangible assets	11,507		12,731		22,932		28,841
Transaction and integration expenses including severance	-		550		-		550
Adjusted Income from continuing operations	$121,683		$99,872		$214,666		$201,752

Weighted average shares of common stock, diluted (000)	70,262		71,213		70,429		71,130

Diluted EPS from continuing operations	$1.57		$1.21		$2.72		$2.42
Adjusted for certain acquisition related items:
Amortization of intangible assets	0.16		0.18		0.33		0.40
Transaction and integration expenses including severance	-		0.01		-		0.01
Adjusted Diluted EPS from continuing operations	$1.73		$1.40		$3.05		$2.83

	Three Months Ended December 31,				Six Months Ended December 31,
	2014		2013		2014		2013

Net Income (attributable to common stockholders)	$110,176		$86,188		$191,734		$174,402
Less: (Loss) income from Discontinued Operations, net of tax	-		(403)		-		2,041
Income from Continuing Operations (attributable to common stockholders)	110,176		86,591		191,734		172,361
Provision for Income Taxes	55,372		42,283		99,434		57,091
Interest, net	1,292		1,467		2,557		3,374
Depreciation and Amortization	44,107		43,296		88,976		86,681
Transaction and Integration Expenses	-		808		-		808
Other Non-Operating Income (a)	(34)		(2,304)		(865)		(2,342)
Adjusted EBITDA and Adjusted EBITDA Margin	$210,913	22.0%	$172,141	19.4%	$381,836	20.8%	$317,973	18.7%

(a) Other non-operating income excluding income from variable interest entity

TOWERS WATSON & CO.
Condensed Consolidated Statements of Operations
(In Thousands of U.S. Dollars, Except Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Six Months Ended December 31,
	2014	2013	2014	2013

Revenue	$957,922	$888,155	$1,836,029	$1,698,094

Costs of providing services:
Salaries and employee benefits	556,319	526,731	1,089,847	1,027,150
Professional and subcontracted services	71,630	69,074	133,835	130,474
Occupancy	36,756	34,782	72,829	68,327
General and administrative expenses	82,100	85,038	157,534	153,807
Depreciation and amortization	44,107	43,296	88,976	86,681
Transaction and integration expenses	-	808	-	808
	790,912	759,729	1,543,021	1,467,247

Income from operations	167,010	128,426	293,008	230,847

Interest income	894	560	1,957	1,089
Interest expense	(2,186)	(2,027)	(4,514)	(4,463)
Other non-operating income	34	5,652	865	5,690

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	165,752	132,611	291,316	233,163

Provision for income taxes	55,372	42,283	99,434	57,091

INCOME FROM CONTINUING OPERATIONS	110,380	90,328	191,882	176,072

(Loss) / income from discontinued operations, net of tax of $-, $38,286, $- and $40,837, respectively	-	(403)	-	2,041

NET INCOME BEFORE NON-CONTROLLING INTERESTS	110,380	89,925	191,882	178,113

Less: Income attributable to non-controlling interests	204	3,737	148	3,711

NET INCOME (attributable to common stockholders)	$110,176	$86,188	$191,734	$174,402

Basic earnings per share (attributable to common stockholders):
Income from continuing operations	$1.58	$1.22	$2.74	$2.43
Income from discontinued operations	-	-	-	0.03
Net income	$1.58	$1.22	$2.74	$2.46

Diluted earnings per share (attributable to common stockholders):
Income from continuing operations	$1.57	$1.21	$2.72	$2.42
Income from discontinued operations	-	-	-	0.03
Net income	$1.57	$1.21	$2.72	$2.45

Weighted average shares of common stock, basic (000)	69,875	70,809	70,029	70,805
Weighted average shares of common stock, diluted (000)	70,262	71,213	70,429	71,130

TOWERS WATSON & CO.
Condensed Consolidated Balance Sheets
(In Thousands of U.S. Dollars, Except Share Data)
(Unaudited)
	December 31,	June 30,
	2014	2014

Assets
Cash and cash equivalents	$621,391	$727,849
Fiduciary assets	19,793	12,010
Short-term investments	45,438	122,761
Receivables from clients:

Billed, net of allowances of $9,977 and $8,075	539,738	507,213
Unbilled, at estimated net realizable value	308,243	314,020
	847,981	821,233

Other current assets	126,833	124,645
Total current assets	1,661,436	1,808,498

Fixed assets, net	375,210	374,444
Deferred income taxes	63,439	79,103
Goodwill	2,192,431	2,313,058
Intangible assets, net	604,518	657,293
Other assets	439,852	395,390
Total Assets	$5,336,886	$5,627,786

Liabilities
Accounts payable, accrued liabilities and deferred income	$378,502	$404,760
Employee-related liabilities	386,450	518,532
Fiduciary liabilities	19,793	12,010
Term loan - current	25,000	25,000
Other current liabilities	39,996	74,297
Total current liabilities	849,741	1,034,599

Revolving credit facility	50,000	-
Term loan	187,500	200,000
Accrued retirement benefits and other employee-related liabilities	699,857	768,024
Professional liability claims reserve	235,554	225,959
Other noncurrent liabilities	271,008	288,255
Total Liabilities	2,293,660	2,516,837

Commitments and contingencies

Stockholders' Equity
Class A Common Stock -- $0.01 par value: 300,000,000 shares authorized;
74,552,661 issued, and 69,699,937 and 70,338,891 outstanding	746	746
Additional paid-in capital	1,865,888	1,849,119
Treasury stock, at cost -- 4,852,724 and 4,213,770 shares	(362,989)	(286,182)
Retained earnings	1,893,545	1,722,927
Accumulated other comprehensive loss	(367,606)	(189,702)
Total Stockholders' Equity	3,029,584	3,096,908
Non-controlling interest	13,642	14,041
Total Equity	3,043,226	3,110,949

Total Liabilities and Total Equity	$5,336,886	$5,627,786

TOWERS WATSON & CO.
Condensed Consolidated Statements of Cash Flows
(In Thousands of U.S. Dollars)
(Unaudited)
	Six Months Ended December 31,
	2014	2013

Cash flows from / (used in) operating activities:
Net income before non-controlling interests	$191,882	$178,113
Adjustments to reconcile net income to net cash from / (used in) operating activities:
Provision for doubtful receivables from clients	11,157	566
Depreciation	54,160	49,097
Amortization of intangible assets	34,816	38,022
Gain on sale of discontinued operations, pretax	-	(18,480)
Provision for deferred income taxes	24,569	51,276
Stock-based compensation	18,414	11,509
Other, net	535	(1,619)
Changes in operating assets and liabilities
Receivables from clients	(76,970)	47,340
Fiduciary assets	(7,783)	110,743
Other current assets	(15,117)	(858)
Other noncurrent assets	717	(5,139)
Accounts payable, accrued liabilities and deferred income	(31,885)	(44,160)
Employee-related liabilities	(104,651)	(224,683)
Fiduciary liabilities	7,783	(110,743)
Accrued retirement benefits and other employee-related liabilities	(78,919)	(104,386)
Professional liability claims reserves	15,427	2,887
Other current liabilities	14,682	(762)
Other noncurrent liabilities	(18,528)	(256)
Income tax related accounts	(38,389)	1,599
Cash flows from / (used) in operating activities	1,900	(19,934)

Cash flows from / (used in) investing activities:
Cash paid for business acquisitions	(1,255)	(210,814)
Cash transferred with discontinued operations	-	(25,066)
Proceeds from discontinued operations	-	256,953
Cash acquired from business acquisitions	-	3,949
Fixed assets and software for internal use	(33,113)	(38,566)
Capitalized software costs	(33,507)	(23,327)
Purchases of investments of consolidated variable interest entity	-	(50,510)
Purchases of held-to-maturity investments	(155,927)	-
Redemptions of held-to-maturity investments	214,510	-
Purchases of available-for-sale securities	(1,677)	(31,779)
Sales and redemptions of available-for-sale securities	11,734	56,580
Cash flows from / (used in) investing activities	765	(62,580)

Cash flows (used in) / from financing activities:
Borrowings under credit facility	275,000	144,100
Repayments under credit facility	(225,000)	(109,100)
Repayments of notes payable	(12,500)	(12,500)
Cash received from consolidated variable interest entity	-	50,510
Contingent retention liability	-	21,746
Cash paid on retention liability	(10,338)	(1,939)
Dividends paid	(20,204)	(613)
Repurchases of common stock	(81,410)	(40,533)
Payroll tax payments on vested shares	(10,833)	(7,457)
Excess tax benefits	4,618	9,800
Cash flows (used in) / from financing activities	(80,667)	54,014

Effect of exchange rates on cash	(28,456)	7,638

Decrease in cash and cash equivalents	(106,458)	(20,862)

Cash and cash equivalents at beginning of period	727,849	532,805

Cash and cash equivalents at end of period	$621,391	$511,943

CONTACT:
Towers Watson
Investor Contact:
Aida Sukys, +1 703-258-8033
aida.sukys@towerswatson.com